Exhibit 10.4
Execution Version

FIRST AMENDMENT TO LOAN AGREEMENT AND
 REAFFIRMATION

THIS FIRST AMENDMENT TO LOAN AGREEMENT AND REAFFIRMATION (this “Amendment”), effective as of June 4, 2021, is between LIBERATED SYNDICATION INC., a Nevada corporation (“Libsyn”), WEBMAYHEM, INC., a Pennsylvania corporation (“Webmayhem”), PAIR NETWORKS, INC., a Pennsylvania corporation (“Pair Networks” and together with Libsyn and Webmayhem, the “Borrowers”), ADVERTISECAST, INC., a Delaware corporation (“AC Holdings”), and ADVERTISECAST, LLC, a Wisconsin limited liability company (“AdvertiseCast” and together with AC Holdings, the “AdvertiseCast Parties”), and FIRST COMMONWEALTH BANK, a Pennsylvania bank and trust company (the “Bank”).

BACKGROUND:

A.            Pursuant to that certain Loan Agreement effective as of December 27, 2017 among the Borrowers and the Bank (the “Original Loan Agreement”), the Bank extended certain credit facilities to the Borrowers consisting of a revolving credit loan in the maximum principal amount of $2,000,000.00 and a term loan in the initial principal amount of $8,000,000. Capitalized terms used in this Amendment but not defined herein shall have the meanings assigned to them in the Original Loan Agreement. The Original Loan Agreement, as amended by this Amendment, is sometimes referred to in this Amendment as the “Loan Agreement.”

B. The indebtedness and obligations of the Borrowers pursuant to the Original Loan Agreement are secured by duly perfected, first priority security interests in and liens on substantially all of the personal property assets of the Borrowers, as such property and assets are more fully identified and described in those certain Security Agreements dated as of December 27, 2017 made by each Borrower in favor of the Bank.

C. The Borrowers have requested an amendment to the Loan Agreement, in connection with Libsyn’s acquisition of all of the membership interests of AdvertiseCast, which membership interests of AdvertiseCast will be held by a newly formed subsidiary of Libsyn, AC Holdings, to add the AdvertiseCast Parties as guarantors of the Loans, and the Bank is willing to make the requested amendment, on the terms and subject to the conditions set forth in this Amendment.

D.  NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Affirmation of Recitals. The recitals set forth above are true and correct, are incorporated herein by reference, are being relied upon by the Bank and are acknowledged by the Borrowers to be a material part of this Amendment.

2. Amendments to Loan Agreement. The Original Loan Agreement is hereby amended as follows:

(a) New Defined Terms. Section 1.01 of the Original Loan Agreement is hereby amended by the addition of the following defined terms:

(i) “AdvertiseCast Purchase Agreement” means the Membership Interest Purchase Agreement by and among Libsyn, AdvertiseCast, Dave Hanley and Trevr Smithlin, as Member Representative dated March 29, 2021, as the same may be amended, modified, supplemented or restated from time to time, pursuant to which Libsyn is acquiring the Equity Interests of AdvertiseCast.

(ii) “Closing Date” means December 27, 2017.

(iii) “First Amendment” means the First Amendment to Loan Agreement, effective as of the First Amendment Closing Date, between the Borrowers and the Bank.

(iv) “First Amendment Closing Date” means June 4, 2021.

(v) “Loan Party” or “Loan Parties” means, singularly or collectively, as the context may require, the Borrowers and Guarantors.

(b) Amendment to Certain Definitions. The definitions in Section 1.01 of the Original Loan Agreement of the defined terms set forth below are hereby amended and restated in their entirety, as follows:

(i) “Borrower” or “Borrowers” means, singularly or collectively, as the context may require, Liberated Syndication, Inc., a Nevada corporation, Webmayhem, Inc., a Pennsylvania corporation, Pair Networks, Inc., a Pennsylvania corporation, and any other Person that executes and delivers to the Bank a joinder to the Loan Agreement on or after the date hereof, in form and substance satisfactory to the Bank.

(ii) “Guarantor” or “Guarantors” means, singularly or collectively, as the context may require, AdvertiseCast, LLC, a Wisconsin limited liability company, AdvertiseCast, Inc. a Delaware corporation, and any other Person that executes and delivers to the Bank a Guaranty Agreement on or after the date hereof.

(iii) “Pledge Agreements” means, collectively, (i) the Pledge Agreement effective as of the Closing Date made by Libsyn for the benefit of the Bank, as amended, modified, supplemented or restated from time to time; and (ii) the Pledge Agreement effective as of the First Amendment Closing Date made by AC Holdings for the benefit of the Bank, as amended, modified, supplemented or restated from time to time.

(iv) “Security Agreements” means, collectively, (i) the Security Agreements made by the Borrowers for the benefit of the Bank dated as of the Closing Date; (ii) the Security Agreements made by the Guarantors for the benefit of the Bank dated as of the First Amendment Closing Date, (iii) the Pledge Agreements; and (iv) each other agreement securing the Obligations or granting a Lien in favor of the Bank in respect of such Obligations, and each as amended, modified, supplemented or restated from time to time.

(c) Sections 3.02, through 3.04, 3.09 through 3.13, 3.15, 3.20 through 3.24, 5.02 through 5.08, 5.11, 5.12, 5.15, 6.01 through 6.09, 6.11 through 6.13, 6.16, 6.17, 7.01(b), 7.01(c), 7.01(e), 7.01(f), 7.01(g), 7.01(h), 7.01(k), 7.01(m) through 7.01(s), and 7.03 of the Original Loan Agreement are hereby amended to replace the terms Borrower or Borrowers, with Loan Party or Loan Parties as the context may require; provided that the representations and warranties made by each of the AdvertiseCast Parties pursuant to Sections 3.04(c), 3.09, 3.10, 3.11, 3.12, 3.20 and 3.24 of the Loan Agreement made on and as of the date hereof are made to the knowledge of the Borrowers based on representations and warranties made to the Borrowers by the seller under the AdvertiseCast Purchase Agreement and on that certain Confirmation Certificate, a copy of which has been provided to the Bank. The Borrowers are not aware of facts or other information inconsistent with such representation and warranties or statements made in such certificate.

(d) Section 2.04(f) is hereby deleted and replaced with the following:

(f)            LIBOR Replacement/Successor Rate. In the event that Bank determines in its sole discretion that:

(i) LIBOR, or any replacement thereof, is suspended, discontinued, not published, or otherwise no longer available, and adequate and reasonable means do not exist for ascertaining LIBOR,

(ii) LIBOR is no longer a reliable market indicator, even if it continues to be published, or

(iii) Another market-accepted index is more suitable to reflect the applicable adjustable-rate loan’s economic terms, considering Bank’s underlying funding and related derivative transactions, other market factors, and Bank’s regulatory requirements,

Then, Bank shall have the right, from time to time, in good faith, to (1) substitute an alternative benchmark index for LIBOR, which itself may or may not be an interim index, and (2) adjust the Applicable Margin, as may have been previously adjusted, to maintain the current yield on the applicable adjustable-rate loan or make the new rate as economically neutral as practicable, in the sole determination of Bank, and which, at a minimum, complies with Bank's regulatory requirements. In connection with the foregoing, Bank may also determine the day count convention, the lookback days, and the rate reset frequency to be used, and any other relevant methodology for calculation of the substitute rate in a manner consistent with the foregoing. Bank shall provide Borrowers with notice of any determination made as set forth above and the effective date of any substitutions, adjustments, or other changes.

(e) Section 2.04(g) is hereby deleted and replaced with [Intentionally Omitted].

(f) Section 3.01 of the Original Loan Agreement is hereby amended and restated in its entirety, as follows:

3.01           Organization and Qualification; No Subsidiaries.

Each Loan Party is duly organized, validly existing and in good standing under the laws of its State of organization, and is duly qualified or licensed to do business, and is in good standing in, all jurisdictions in which the ownership of its properties or the nature of its activities, or both, makes such qualification necessary, except where the failure to be so qualified or license could not reasonably be expected to have a Material Adverse Effect. As of the First Amendment Closing Date, except as set forth on Schedule 3.01: (i) neither Webmayhem nor Pair Networks has any subsidiaries, and neither holds any Equity Interest in any other Person; (ii) Libsyn has no subsidiaries and holds no Equity Interest in any other Person other than Webmayhem, Pair Networks and AC Holdings; (iii) AC Holdings has no subsidiaries and holds no Equity Interest in any other Person other than AdvertiseCast; and (iv) AdvertiseCast has no subsidiaries and holds no Equity Interest in any other Person.

(g) Section 3.06 of the Original Loan Agreement is hereby amended and restated in its entirety, as follows:

3.06
Ownership and Control.

Schedule 3.06 sets forth the authorized and outstanding equity capital of each Loan Party and, for all Loan Parties other than Libsyn a complete list of each holder of equity securities of each Loan Party and each such holder’s respective ownership interest in each Loan Party. All of the issued and outstanding Equity Interests in each Loan Party are fully paid and nonassessable. Except as set forth on Schedule 3.06, there are no other Equity Interests outstanding of any Loan Party, there is no obligation of any Loan Party to issue any such Equity Interest, and there are no other options, warrants or other rights outstanding to purchase any Equity Interest in any Loan Party, or any other instrument convertible into an Equity Interest in any Loan Party. Webmayhem, Pair Networks and AC Holdings are wholly-owned subsidiaries of Libsyn. The stock of Libsyn is publicly-traded in the over-the-counter market.

(h) Section 3.07 of the Original Loan Agreement is hereby amended and restated in its entirety, as follows:

3.07
Officers, Directors and Business.

Schedule 3.07 sets forth as of the First Amendment Closing Date (i) the names of all officers, directors and/or managers of each Loan Party, and (ii) a description of the business of each Loan Party as presently conducted and as presently planned to be conducted.

(i) Section 5.13 of the Original Loan Agreement is hereby amended to apply not only to the Borrowers, but also to the AdvertiseCast Parties. If the AdvertiseCast Parties shall not have closed all of their accounts at other banks within six (6) months after the First Amendment Closing Date, then the AdvertiseCast Parties shall use commercially reasonable efforts to put in place with respect to any such remaining account a deposit account control agreement in form and substance reasonably satisfactory to the Bank, and such other agreements and instruments as the Bank may reasonable request in order to create and perfect a lien on such accounts and the amounts on deposit therein in favor of the Bank.

(j) A new Section 6.04(vii) is hereby added to the Loan Agreement as follows:

(vii) Investment, capital contributions or loans to any other Loan Party.

(k) Section 6.14 of the Original Loan Agreement is amended and restated in its entirety, as follows:

6.14
Ownership and Control.

The Loan Parties shall not cause or permit, directly or indirectly, any change in the control of the AdvertiseCast Parties, Webmayhem or Pair Networks. For purposes of this Section (a) a change in control of the AdvertiseCast Parties means: (i) the failure of AC Holdings to own, directly or indirectly, all of the outstanding Equity Interests in AdvertiseCast, or (ii) the failure of AC Holdings to be the sole managing member of AdvertiseCast or to be able to elect or appoint a majority of the directors or managers (or other governing body) of AdvertiseCast; and (b) a change in control of Webmayhem, Pair Networks or AC Holdings means: (i) the failure of Libsyn to own, directly or indirectly, all of the outstanding Equity Interests in such entity; or (ii) the failure of Libsyn to be able to elect or appoint a majority of the directors or managers (or other governing body) of such entities.

(l) Section 8.04 of the Original Loan Agreement is hereby amended to replace Borrowers’ counsel and to update the address for the Bank with the following:

Pietragallo, Gordon, Alfano, Bosick & Raspanti, LLP
One Oxford Centre
301 Grant Street, 38th Floor
Pittsburgh, PA 15219
Attn: Lee van Egmond, Esq.

First Commonwealth Bank
501 Grant Street, Suite 250
Pittsburgh, PA 15219
Attn: Kevin Koerbel

(m) Amendments to Schedules. Schedules 3.06 and 3.07 attached to the Original Loan Agreement are hereby deleted and replaced with Schedules 3.06 and 3.07 attached to this Amendment.

3. Joinder of AdvertiseCast Parties. For purposes of the representations and warranties set forth in Section 2(c) of this Amendment, the AdvertiseCast Parties are joined as signatories to this Amendment.

4. Consent to Merger of AdvertiseCast Parties. The Loan Parties have advised the Bank that, following the closing of Libsyn’s purchase of AdvertiseCast pursuant to the terms of the AdvertiseCast Purchase Agreement, the AdvertiseCast Parties intend to consummate a merger (the “Merger”) pursuant to which one of the AdvertiseCast Parties will be the surviving entity (the “Surviving Entity”). The Bank hereby consent to the consummation of the Merger and waives any breach of any of the representations, warranties or covenants contained in this Agreement that could be deemed to be violated as a result of the Merger, subject to the following conditions:

(a)    No later than five (5) Business Days prior to the intended effective date thereof:

(i)
 The Loan Parties shall deliver to the Bank true and complete copies of the articles of merger, the plan of merger, and any amendment, modification, supplement to or restatement of the Bylaws, Operating Agreement, Certificate of Incorporation or Certificate of Organization, as applicable, of the Surviving Entity that is intended to be effected in connection with the Merger, and each such instrument shall be determined by the Bank to be in form and substance reasonably satisfactory to the Bank;

(ii)
The Loan Parties shall have delivered to the Bank an opinion of counsel to the Loan Parties, to the effect that (A) the Loan Documents to which the Surviving Entity is a party remain legal, valid and binding obligations of the Surviving Entity, enforceable against the Surviving Entity in accordance with their respective terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, receivership, fraudulent conveyance or transfer, moratorium and other similar laws affecting the rights and remedies of creditors generally, and (B) the security interest in favor of the Bank in that portion of the Collateral of the Surviving Entity in which a security interest was perfected by filing will remain perfected after the Merger, to the extent a security interest in such collateral can be perfected by filing; and

(iii)
The Surviving Entity, at its own cost and expense, shall cause to be promptly and duly taken, executed, acknowledged and delivered, all such further acts, documents and assurances as the Bank may request in order to cause the Liens granted under the Security Agreements or any other Loan Document to be, at all times, valid, perfected and enforceable against the Surviving Entity and all third parties after giving effect to the Merger. All expenses of such filings and recordings, and refilings and rerecordings, shall be borne by the Surviving Entity.

5. No Satisfaction; Effect of Amendment. Nothing in this Amendment shall be understood or construed to be a satisfaction or release, in whole or in part, of any obligation of the Borrowers under any of the Loan Documents. Except as otherwise specifically provided in this Amendment, the Original Loan Agreement and the other Loan Documents previously executed and delivered in connection with the Original Loan Agreement will remain unchanged and fully enforceable according to the original terms and conditions. The Borrowers are bound by, and shall comply with, all of the terms and provisions thereof, as amended or modified by this Amendment.

6. Reaffirmation and Ratification by Borrowers. Borrowers hereby reaffirm and confirm the Liens and security interests granted by them to the Bank, and hereby acknowledge and agree that such Liens and security interests shall continue to secure the Obligations of the Borrowers in connection with the Loan Agreement. Without limiting the generality of the foregoing, the Borrowers hereby acknowledge and agree that the Liens granted by them to the Bank pursuant to the Security Agreements shall secure the Revolving Credit Loan and the Term Loan, as amended by this Amendment, as well as any other Loan extended by the Bank to the Borrowers pursuant to the Loan Agreement. Borrowers hereby reaffirm the execution and delivery of the Security Agreements, reaffirm the Security Agreements in their entirety, including their obligations thereunder, and acknowledge and agree that the Security Agreements are and shall continue to remain in full force and effect, and the Liens and security interests granted thereunder continue in effect as security for the obligations of the Borrowers in connection with the Loan Agreement. As of the date hereof, Borrowers hereby certify that they have no set-offs, claims or defenses of any kind or nature against the Bank that would reduce any of the Borrowers’ obligations under the Loan Agreement or any other Loan Document. Borrowers hereby release the Bank from any and all such set-offs, claims and defenses, whether known or unknown, that they now have or hereafter may discover, to the extent arising from or in connection with events occurring on or prior to the date of this Amendment. Original Borrowers hereby reaffirm and ratify the CONFESSION OF JUDGMENT provisions set forth in the Loan Documents and acknowledge that such remedy is available to the Bank for the full amount of the Loans.

7. Expenses and Attorneys’ Fees. Borrowers agree to pay or cause to be paid, and agree to save the Bank harmless against liability for the payment of, all reasonable and documented out-of-pocket expenses, including, but not limited to, reasonable fees and expenses of outside counsel and paralegals for the Bank, incurred by the Bank in connection with the preparation, execution, delivery and performance of this Amendment.

8. Representations and Warranties of Borrowers. The Borrowers hereby represent and warrant to the Bank as follows:

(a) The Loan Documents are in full force and effect and continue to constitute legal and enforceable obligations of the Loan Parties and there are no defenses, offsets or counterclaims of any kind or nature whatsoever against such enforceability, including, without limitation, the enforceability of the amounts owed by Borrowers;

(b) To each Borrower’s actual knowledge, the Bank is in full compliance with all of its obligations under the Loan Documents and the Bank has no obligation to extend or renew any loans or other financial accommodations in favor of the Loan Parties except as expressly set forth in the Loan Documents;

(c) Except as set forth in that certain Reservation of Rights letter dated April 12, 2021, and on Schedule 7(c) hereto, no event has occurred and is continuing that constitutes an Event of Default, and all of Loan Parties’ representations and warranties contained in the Loan Documents are true, accurate and complete on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such earlier date; and

(d) This Amendment constitutes the legal, valid and binding agreement of the Borrowers enforceable against the Borrowers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as such enforceability may be limited by the availability of equitable remedies, and all consents or approvals necessary or desirable for the Borrowers to obtain in connection with this Amendment have been obtained.

9. Conditions to Effectiveness. This Amendment shall not become effective until each of the following conditions shall have been satisfied:

(a) The AdvertiseCast Parties shall have executed and delivered to the Bank a Security Agreement, Guaranty Agreement and Disclosure for Confession of Judgment, each in form and substance reasonably satisfactory to the Bank;

(b) Libsyn shall have executed and delivered to the Bank a Stock Pledge Agreement, in form and substance reasonably satisfactory to the Bank;

(c) AC Holdings shall have executed and delivered to the Bank a Pledge Agreement and an Issuer Control Agreement, each in form and substance reasonably satisfactory to the Bank;

(d) AdvertiseCast shall have executed and delivered to the Bank an Issuer Control Agreement and Intellectual Property Security Agreement, each in form and substance reasonably satisfactory to the Bank;

(e) The Bank shall have received a certificate, in form and substance reasonably satisfactory to the Bank, of an authorized officer of each Loan Party, certifying as to: (i) resolutions of the managers, members or directors, as the case may be, of such Loan Party authorizing such Loan Party to enter into this Amendment and the other Loan Documents to which it is a party, as applicable; (ii) incumbency; and (iii) no amendments to the Certificate of Organization, Operating Agreement, Articles of Incorporation or Bylaws, as applicable, of such Loan Party since the Closing Date, or, in the case of the AdvertiseCast Parties, true and correct copes of their organizational documents. The Bank may conclusively rely on such certification unless and until a later certificate revising a prior certificate has been furnished to the Bank;

(f) Loan Parties shall have reimbursed to the Bank, or paid directly to the Bank’s counsel, the Bank’s legal fees and costs in connection with the negotiation, preparation, execution and delivery of this Amendment and the documents to be executed and delivered in connection herewith.

10. Post-Closing Obligations. Within 30 days after the First Amendment Closing Date, the Loan Parties shall: (a) deliver an opinion of counsel to the Loan Parties, in form and substance satisfactory to the Bank in its sole discretion; (b) deliver to the Bank evidence that the AdvertiseCast Parties are duly qualified or licensed to do business, and are in good standing, in all jurisdictions in which the ownership of their properties, or the nature of their activities, or both, make such qualification necessary; and (c) the subsidiaries of Pair Networks identified on Schedule 3.01: (i) Ryousha Kokusai, LLC, a Pennsylvania limited liability company; and (ii) 66083NB, Inc., a company incorporated in New Brunswick, Canada, shall be added as Guarantors of the Loans and shall each have executed and delivered to the Bank such documents as the Bank may reasonably request, including but not limited to, a Guaranty Agreement and Security Agreement, each in form and substance reasonably satisfactory to the Bank.

11. General.

(a) All notices, requests, demands, directions and other communications under the provisions of this Amendment shall be given in accordance with Section 8.04 of the Loan Agreement, as amended by this Amendment.

(b) This Amendment will be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the substantive Laws, and not the laws of conflicts, of said Commonwealth. Each Loan Party consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, in any action on, relating to or mentioning this Amendment, the Notes, the other Loan Documents, or any one or more of them.

(c) This Amendment supersedes all prior understandings and agreements, whether written or oral, between the parties relating to the transactions contemplated to occur pursuant to this Amendment.

(d) This Amendment may be executed in any number of counterparts and by the different parties to this Amendment on separate counterparts each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument.

(e) This Amendment will be binding upon and inure to the benefit of the Bank, the Loan Parties and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their rights under this Amendment.

(f) The rights and benefits of this Amendment and the other Loan Documents are not intended to, and shall not, inure to the benefit of any third party.

(g) Loan Parties agree to indemnify, pay and hold the Bank and the officers, directors, employees, agents, consultants, auditors, affiliates and attorneys of the Bank (collectively called the “Indemnitees”), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that is imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Amendment or the other Loan Documents, the consummation of the transactions contemplated by this Amendment, the statements contained in the commitment letters, if any, delivered by the Bank, the Bank’s agreement to make Loans, the use or intended use of the proceeds of any Loan or the exercise of any right or remedy hereunder or under any of the other Loan Documents, any error, failure or delay in the performance of any of the Bank’s obligations under this Amendment caused by natural disaster, fire, war, strike, civil unrest, error or inoperability of communication equipment or lines or any other circumstances beyond the control of the Bank or actions taken by the Bank which were reasonably believed by the Bank to be taken pursuant to and in compliance with this Amendment including, but not limited to, actions taken by the Bank to amend or cancel any funds transfer instructions or any decision by the Bank to effect or not to effect the transfer as provided in this Amendment, or any other such action taken by the Bank in good faith pursuant to its responsibilities under this Amendment (the “Indemnified Liabilities”); provided, however, that the Loan Parties shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the fraud, gross negligence or willful misconduct of that or another Indemnitee as finally determined by a court of competent jurisdiction.

(h) To the fullest extent permitted by Law, no claim may be made by Loan Parties against the Bank or any affiliate, director, officer, employee, attorney or agent of the Bank for any special, incidental, consequential or punitive damages in respect of any claim arising from or relating to this Amendment or any other Loan Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (whether for breach of contract, tort or any other theory of liability). Loan Parties hereby waive, release and agree not to sue upon any claim for any such damages, whether such claim presently exists or arises hereafter and whether or not such claim is known or is suspected to exist in its favor. This provision shall not limit any rights of Loan Parties arising solely out of willful misconduct as finally determined by a court of competent jurisdiction.

(i) LOAN PARTIES EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Amendment as of the date first set forth above.

LIBERATED SYNDICATION, INC.

By: /s/ Laurie Sims
Name: Laurie Sims
Title: President

WEBMAYHEM, INC.

By: /s/ Laurie Sims
Name: Laurie Sims
Title: President

PAIR NETWORKS, INC.

By: /s/ Laurie Sims
Name: Laurie Sims
Title: President

ADVERTISECAST, INC.

By: /s/ Laurie Sims
Name: Laurie Sims
Title: President

ADVERTISECAST, LLC

By: AdvertiseCast, Inc., its Manager

By: /s/ Laurie Sims
Name: Laurie Sims
Title: President

FIRST COMMONWEALTH BANK

By: /s/ Kevin Koerbel
Name: Kevin Koerbel
Title:Vice-President

 [First Amendment to Loan Agreement and Reaffirmation Signature Page]